UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2023

Nordstrom, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1617 Sixth Avenue, Seattle, Washington 98101

(Address of principal executive offices)

Registrant’s telephone number, including area code (206) 628-2111

Inapplicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2023, the Board of Directors (the “Board”) of Nordstrom, Inc. (the “Company”) appointed Eric D. Sprunk, age 59, to the Board. The appointment was effective immediately.

Mr. Sprunk has more than 25 years of leadership experience in the consumer retail industry. He most recently served as Chief Operating Officer of NIKE, Inc. from 2013 to 2020, where he led the teams responsible for manufacturing, sourcing, sales, procurement and technology. During his time at NIKE, he held various executive positions of increasing responsibility, including Executive Vice President, Global Product and Merchandising from 2008 to 2013 and Executive Vice President and General Manager, Global Footwear from 2001 to 2008. Prior to joining NIKE, Mr. Sprunk was a certified public accountant at PriceWaterhouse responsible for client service of large multi-national companies and financial services organizations.

As a nonemployee director, Mr. Sprunk will receive compensation for his service on the Board equivalent to the cash retainer and common stock award compensation described under the caption “Director Compensation and Stock Ownership Guidelines” of the Company’s proxy statement that was filed with the Securities and Exchange Commission (“SEC”) on April 7, 2022. He will also be eligible to participate in the Company’s other compensation benefit plans and programs for nonemployee directors as described in such proxy statement. In addition, the Company plans to enter into its standard Independent Director Indemnification Agreement with Mr. Sprunk, the form of which was filed with the SEC as exhibit 10.78 to the Company’s Annual Report on Form 10-K for the year ended January 29, 2011.

There are no transactions between the Company and Mr. Sprunk which require disclosure pursuant to Item 404(a) of Regulation S-K. At the time of this Form 8-K, the Board has not determined the committee(s) to which Mr. Sprunk will be appointed.

ITEM 8.01 Other Events

On April 17, 2023, the Company issued a press release announcing the appointment of Mr. Sprunk, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated April 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Chief Legal Officer,
General Counsel and Corporate Secretary

Date: April 17, 2023

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